Exhibit 99.1
CA FILES ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR 2006
ISLANDIA, N.Y., July 31, 2006 – CA (NYSE: CA), one of the world’s largest management software companies, today announced that it has filed its fiscal year 2006 Annual Report on Form 10-K with the Securities and Exchange Commission. The filing also is available on the Company’s website at http://ca.com/invest.
“Filing our Form 10-K closes our fiscal year 2006 and enables us to concentrate on moving forward,” said John Swainson, CA’s chief executive officer. “I am pleased that we have completed the internal review of our past and current stock option grant programs in an expeditious manner and restated our financial results accordingly.”
The Company said as a result of the restatements described below, its final fiscal year 2006 revenue was $3.796 billion, an increase of $20 million over the preliminary results CA announced on June 29, 2006. Final GAAP income from continuing operations was $156 million, or $0.26 per share on a fully diluted basis, an increase of $0.03 from the preliminary announcement, and final non-GAAP operating earnings per share was $0.84, an increase of $0.03 on a fully diluted basis. A reconciliation of GAAP results to non-GAAP results is included in the table following this news release.
The Form 10-K includes a restatement of financial results for the fiscal years 2002 through 2005 and selected quarterly information for fiscal years 2005 and 2006 to reflect additional non-cash stock based compensation expense associated with stock option grants made in fiscal years 1996 through 2001. The restatement concludes a previously announced internal review of CA’s policies and procedures relating to stock option plans from fiscal year 1996 to the present.
In the review, the Company found that prior to fiscal year 2002, in a number of cases, the compensation committee of the Board of Directors approved pools of options that were not allocated to specific individuals at the time of such approvals. The communication of these grants by management to individual employees was not made until some time after approval by the compensation committee, in some instances, up to two years later.
In almost all cases, the exercise price set at the time of the committee’s approval was lower than the market price of the Company’s common stock on the date the award was formally communicated to employees. These grants were made primarily to non-executive employees. This practice was changed after fiscal year 2001. Since fiscal year 2002, grants have been communicated promptly after their approval by the compensation committee.

The restatement increases non-cash stock based compensation expense by an aggregate of $342 million for fiscal years 1996 through 2006 on a pre-tax basis. The restatement increases after-tax, non-cash stock based compensation expense in fiscal years 2002, 2003 and 2004 by $50 million, $30 million, and $16 million, respectively. The after-tax impact on fiscal year 2005 was less than $1 million. For fiscal year 2006, the Company recorded after-tax, non-cash stock based compensation expense associated with this review of $1 million.
The Form 10-K also reflects adjustments to restate subscription revenue as a result of the Company’s review of certain license agreements that had been cancelled and renewed more than once prior to the expiration date of each successive license agreement. The adjustments reflected in the Form 10-K increase subscription revenue in fiscal years 2004 and 2005 by approximately $12 million and $43 million, respectively. Subscription revenue increased by approximately $19 million for the first three quarters of fiscal year 2006.
The Company said it has identified several Sarbanes-Oxley 404 material weaknesses, including two material weaknesses in connection with these restatements.
The Company also announced that in light of the restatements included in the Form 10-K filed today, CA’s previously issued financial statements for its 2005 through 2002 fiscal years and the quarterly periods included in the 2006 through 2002 fiscal years should no longer be relied upon.
Additional Information
This press release and the accompanying table should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package. Individuals can access the information at http://ca.com/invest.
About CA
CA (NYSE:CA), one of the world’s largest information technology (IT) management software companies, unifies and simplifies the management of enterprise-wide IT. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.
Non-GAAP Financial Measures
This press release includes financial measures for per share earnings and cash flows that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share excludes the following items: non-cash amortization of acquired technology and other intangibles, in process research and development charges, the government investigation and class settlement charges, restructuring and other charges, and the tax resulting from the repatriation of approximately $584 million of foreign cash and interest on dilutive convertible bonds (the convertible shares, rather than the interest, are more dilutive, thus the interest is added back and the shares increased to calculate non-GAAP operating earnings). Non-GAAP taxes are provided based on the estimated effective annual non-GAAP tax rate. Non-GAAP adjusted cash flow excludes the following items: Restitution Fund payments, restructuring payments, and the impact of certain non-recurring tax payments or tax benefits. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures, which are attached to this press release.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be subject to criminal prosecution or civil penalties if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to criminal prosecution or substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the SEC investigations, including shareholder derivative litigation; changes to the compensation plan of CA’s sales organization may lead to outcomes that are not anticipated or intended as they are implemented, and the commissions plans for fiscal year 2007, while revised, continue to be reviewed; CA may not adequately manage and evolve its financial reporting and managerial systems and processes, including the successful implementation of its enterprise resource planning software; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; certain software that CA uses in daily operations is licensed from third parties and thus may not be available to CA in the future, which has the potential to delay product development and production; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in translation losses; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2006. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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Copyright © 2006 CA. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-2111	(631) 342-4687
	daniel.kaferle@ca.com	olivia.bellingham@ca.com

Table 1
CA, INC.
Reconciliation of GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

Fiscal Year Ended
March 31, 2006
(Loss) income from continuing operations	$0.26

Non-GAAP adjustments, net of taxes

Acquisition amortization	0.47
Acquisition IPR&D	0.02
Restructuring and other charges	0.09

Non-GAAP Diluted operating EPS	$0.84

Refer to the discussion of Non-GAAP measures included in the accompanying press release for additional information.